Exhibit 99.1

CONCENTRIX PRICES $2.15 BILLION SENIOR NOTES OFFERING FOR WEBHELP COMBINATION

Newark, Calif., July 19, 2023 – Concentrix Corporation (the “Company”) (NASDAQ: CNXC), a leading global provider of customer experience (CX) solutions and technology, today announced that it priced a public offering of $800 million aggregate principal amount of 6.650% Senior Notes due 2026, $800 million aggregate principal amount of 6.600% Senior Notes due 2028 and $550 million aggregate principal amount of 6.850% Senior Notes due 2033 (the “Offering”). The Company expects to use the net proceeds from the Offering, together with other debt financing and cash on hand, to fund the cash consideration payable by the Company in connection with its pending acquisition (the “Acquisition”) of Marnix Lux SA (“Webhelp Parent”), the indirect parent company of Webhelp SAS (collectively referred to herein with Webhelp Parent and Webhelp Parent’s subsidiaries as “Webhelp”), to repay existing indebtedness of Webhelp and to pay related fees and expenses in connection with the acquisition of Webhelp. The remaining proceeds, if any, will be used for general corporate purposes. The Offering is expected to close on August 2, 2023, subject to customary closing conditions.

The Offering is not conditioned upon the consummation of the Acquisition. However, each series of Notes will be subject to a special mandatory redemption (at a price equal to 101% of the aggregate principal amount of such series of Notes) if the Acquisition does not close prior to a certain date or the Share Purchase and Contribution Agreement related to the Acquisition is terminated without the consummation of the Acquisition.

J.P. Morgan Securities LLC, BofA Securities, Inc., HSBC Securities (USA) Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc., and Wells Fargo Securities, LLC are acting as joint book-running managers for the Offering.

The Offering will be made pursuant to an effective shelf registration statement, previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”). Before investing, you should read the prospectus supplement and accompanying prospectus relating to and describing the terms of the Offering, as well as other documents the Company has filed with the SEC, for a more complete understanding of the Company and the Offering. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, copies of the prospectus supplement and accompanying prospectus may be obtained by contacting J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd Floor or by telephone at 1-866-803-9204 or BofA Securities, Inc. at NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, E-mail: dg.prospectus_requests@bofa.com or toll-free at 1-800-294-1322.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Offering and the proposed acquisition of Webhelp, and statements that include words such as “plans”, “believe”, “expect”, “may”, “will”, “provide”, “could” and “should” and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. We do not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2023 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.

Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com
(513) 703-9306